Exhibit 99.2

Contacts:

Media	Investor Relations
Stacey Jones	Sean Meakim
(980) 378-6258	(704) 627-6200
stacey.jones@honeywell.com	sean.meakim@honeywell.com

Honeywell Unveils Strategic Board of Directors to Lead Solstice Advanced Materials

•Board Comprises Senior Leaders with Innovation, Technology, and Industrial Sector Expertise
•Spin-Off On Track for Completion in the Fourth Quarter of 2025

CHARLOTTE, N.C., August 21, 2025 -- Honeywell (NASDAQ: HON) today announced the future Board of Directors for Solstice Advanced Materials (“Solstice”), a pure-play specialty materials company that will be created following its planned spin-off from Honeywell. Solstice will hold leading market positions in refrigerants, semiconductor materials, protective fibers, and healthcare packaging solutions.
Dr. Rajeev Gautam, former President and CEO of Honeywell’s Performance Materials and Technologies (PMT) business, will lead the 10-person Board as Independent Chair as previously announced. The Board will also include David Sewell, President and CEO of the Solstice Advanced Materials business, alongside prominent leaders with deep experience in the industrial, technology, chemicals, and materials sectors.
“This is an exceptional and strategically diversified group of directors, who will bring cross-sector insight and proven leadership across the industries and technologies that will shape Solstice’s future,” said Vimal Kapur, Chairman and CEO of Honeywell. “With their guidance, Solstice will be well-positioned to drive growth and deepen customer relationships from day one.”
David Sewell added, “Solstice will enter this next chapter with strong momentum, a clear strategic vision, and a team ready to deliver. I look forward to working with Rajeev and this accomplished group of directors as we prepare to launch an industry-leading company defined by innovation, operational excellence, and a sharp focus on long-term value creation for our stakeholders.”
The newly appointed Board of Directors will assume its role upon the completion of Solstice’s planned spin-off from Honeywell in the fourth quarter of 2025.

Biographical Information
The Solstice Advanced Materials Board will include the following individuals:
•Dr. Rajeev Gautam will serve as Independent Chair of the Board of Directors as previously announced. He brings more than 40 years of experience at Honeywell in the process technologies and advanced materials sectors. Prior to his retirement in 2021, he served as President and CEO of Honeywell PMT and previously served as President of Honeywell UOP. He currently serves on the Board of Directors of NN, Inc.

•David Sewell is the President and CEO of the Solstice Advanced Materials business. He brings more than 30 years of experience in the materials and chemicals industries, having served most recently as the President and CEO of WestRock Company. Prior to that, he was President and Chief Operating Officer of The Sherwin Williams Company and spent more than 15 years in General Electric's Plastics and Advanced Materials Division. He currently serves on the Boards of the National Association of Manufacturers and Huntsman Corporation.
•Peter Gibbons recently served as Group President of Enterprise Supply Chain at 3M, where he oversaw manufacturing, supply chain, and engineering. Prior to 3M, he served as CEO of TireHub LLC, a joint venture between Bridgestone and Goodyear, and held leadership roles at Mattel, Starbucks, and ICI Paints Americas.
•Fiona Laird is Chief Human Resources Officer and Senior Vice President, Communications at Marathon Petroleum Corporation, an integrated downstream and midstream energy company operating the United States’ largest refining system. Prior to that, she was the Chief Human Resources Officer at Andeavor Corporation and before that at Newell Brands, having previously held global executive HR and Communications roles at Unilever PLC.
•Rose Lee recently retired as President and CEO of Cornerstone Building Brands, a leading manufacturer of exterior building products. Her prior leadership roles include executive positions at DuPont, Saint-Gobain, Booz Allen Hamilton, and Pratt & Whitney. She has served on the Boards of Cornerstone and Crown Holdings, and will continue to serve on the Board of Honeywell International until Solstice’s spin-off is completed.
•William Oplinger is President and CEO of Alcoa Corporation, a global industry leader in bauxite, alumina, and aluminum. Over the course of his tenure with the company, he has served in a number of senior leadership roles, including most recently as Chief Operating Officer, and for 10 years previously as Chief Financial Officer.
•Sivasankaran “Soma” Somasundaram served as President and CEO of ChampionX Corporation, a role he has held since leading its spin-off from Dover Corporation in 2018. The company was acquired in July 2025 by SLB, f.k.a., Schlumberger. He advanced through a series of leadership roles during his tenure with Dover, which began in 2004. He previously held global leadership roles at GL&V and Baker Hughes and currently serves on the Board of Lennox International.
•Matthew Trerotola recently retired as CEO and Chair of Enovis Corporation (formerly Colfax), an innovation-driven medical technology company. Prior to his roles at Enovis, he served as Executive Vice President at DuPont, where he led the Electronics & Communications and Safety & Protection segments and the Asia-Pacific region. He previously held various business and group leadership roles at DuPont and Danaher. He currently serves on the Board of AptarGroup, Inc.
•Patrick Ward served as Chief Financial Officer of Cummins Inc. from 2008 to 2019. Over a more than 30-year tenure, he held several senior financial roles across Cummins’ engine and power generation businesses. He currently serves on the Boards of Flex Ltd. and Corteva, Inc.
•Brian Worrell served as Chief Financial Officer of Baker Hughes from 2017 to 2022, then served as Advisor to the Chairman and Chief Executive Officer from 2022 to 2023. He held several senior financial roles at GE across its businesses culminating in his role as CFO, GE Oil & Gas from 2014 to 2017. He joined the Board of Ralliant Corporation in 2025.

About Honeywell
Honeywell is an integrated operating company serving a broad range of industries and geographies around the world. Our business is aligned with three powerful megatrends – automation, the future of aviation and energy transition – underpinned by our Honeywell Accelerator operating system and Honeywell Forge IoT platform. As a trusted partner, we help organizations solve the world's toughest, most complex challenges, providing actionable solutions and innovations through our Aerospace Technologies, Industrial Automation, Building Automation and Energy and Sustainability Solutions business segments that help make the world smarter, safer, as well as more secure and sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Additional Information
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Forward Looking Statements
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. Some of the important factors that could cause Honeywell’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the ability of Honeywell to effect the spin-off transaction described above and to meet the conditions related thereto; (ii) the possibility that the spin-off transaction will not be completed within the anticipated time period or at all; (iii) the possibility that the spin-off transaction will not achieve its intended benefits; (iv) the impact of the spin-off transaction on Honeywell's businesses and the risk that the spin-off transaction may be more difficult, time-consuming or costly than expected, including the impact on Honeywell's resources, systems, procedures and controls, diversion of management’s attention and the impact and possible disruption of existing relationships with regulators, customers, suppliers, employees and other business counterparties; (v) the possibility of disruption, including disputes, litigation or unanticipated costs, in connection with the spin-off transaction; (vi) the uncertainty of the expected financial performance of Honeywell or Solstice following completion of the spin-off transaction; (vii) negative effects of the announcement or pendency of the spin-off transaction on the market price of Honeywell's securities and/or on the financial performance of Honeywell; (viii) the ability to achieve anticipated capital structures in connection with the spin-off transaction, including the future availability of credit and factors that may affect such availability; (ix) the ability to achieve anticipated credit ratings in connection with the spin-off transaction; (x) the ability to achieve anticipated tax treatments in connection with the spin-off transaction and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws; and (xi) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the spin-off transaction and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K and other filings with the SEC. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.